Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-203914) and Registration Statements on Forms S-8 (File No. 33-48505, File No. 333-59804, File No. 333-26111, File No. 333-45107, File No. 333-84170 and File No. 333-178794) of Energen Corporation of our report dated February 16, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
February 16, 2016